[LIVE]

                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                            ----------------------


                                   FORM 8-K

                                CURRENT REPORT

                                --------------


    Pursuant to Section 13 and 15(d) of the Securities Exchange Act of 1934

                               December 19, 1997
                               -----------------
               Date of Report (Date of earliest event reported)

              NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP
              -------------------------------------------------
              (Exact name of Registrant as specified in charter)


       Indiana                     0-11431                  52-1195762
       -------                     -------                  ----------
    (State or other          (Commission File Number)     (IRS Employer
    jurisdiction of                                      Identification No.)
     incorporation)


               3201 West Calvert Street, South Bend, Indiana 46613
               ---------------------------------------------------
               (Address of principal executive offices)  (Zip Code)


                                (219) 233-3116
                                --------------
               Registrant's telephone number, including area code


                                     N/A
                                     ---
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     The Company issued the following press release on December 19, 1997:

     New Energy Company of Indiana Limited Partnership ("New Energy"), the owner and operator of an ethanol production facility in South Bend, Indiana, announced today that it closed a transaction for the sale of its business and assets to New Energy Corp. ("NEC"), formerly known as Corn Energy, Inc.

     NEC is an Indiana corporation organized by a Cincinnati, Ohio, investor group for the purpose of this transaction.

     Under the transaction, the purchase price for New Energy is in excess of $70 million including the assumption of certain liabilities. Of the cash proceeds payable to New Energy, $2.5 million was paid to the Business Development Corporation of South Bend, Mishawaka and St. Joseph County, Indiana, in settlement of New Energy's obligations to it. It is estimated that those limited partners of New Energy entitled to share in the liquidation distribution will receive approximately $400 per limited partner unit as a result of the transaction.

     New Energy has indicated it will use its best efforts to make all distributions pursuant to transactions prior to December 31, 1997.

     NEC intends to continue to operate the business in substantially its present form. No changes are anticipated in New Energy's current workforce of approximately 135 persons, all of whom are employed at the South Bend facility.

                                  Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   New Energy Company of Indiana
                                   Limited Partnership (Registrant)

                                   By:  New Energy Corporation of Indiana,
                                        General Partner

                                   By:  s/
                                          ----------------------------------
                                          Larry W. Singleton, President and
                                          Chief Executive Officer